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                                                                   EXHIBIT 10.13

                        MASTER COLLABORATION AGREEMENT

     This Master Collaboration Agreement ("Agreement") is entered into as of December 20, 1999 ("Effective Date") by and between MATSUSHITA-KOTOBUKI ELECTRONICS INDUSTRIES, LTD., a corporation organized under the laws of Japan with its principal place of business at 8-1 Furujin-machi, Takamatsu, Kagawa prefecture, Japan ("MKE"), and REPLAY NETWORKS, INC., a California corporation with its principal place of business at 1945 Charleston Road, Mountain View, California 94043-1201, U.S.A. ("Replay").

     WHEREAS, MKE designs, develops and manufactures, among other things, hard disk drives and has substantial knowledge and expertise in and owns certain technology and know-how relating to hard disk drives and other electronics (including, without limitation, hardware and software);

     WHEREAS, MKE, by itself and in collaboration with others, is designing and developing various application products using audio visual hard disk drives and other electronics;

     WHEREAS, Replay is developing and owns certain technology and know-how relating to the RTVS (as defined below) and the ReplayTV 3000 Product (as defined below);

     WHEREAS, MKE and Replay desire to develop a new market contemplated by the integration of Replay's technology relating to the RTVS and ReplayTV Products and MKE's technology in audio visual hard disk drives and other electronics;

     WHEREAS, MKE has made an equity investment in Replay pursuant to a separate Stock Purchase Agreement and a separate Investor's Rights Agreement;

     WHEREAS, MKE and Replay have made and entered into an OEM Distribution Agreement ("OEM Agreement") as of the 30/th/ day of July, 1999, as amended as of the 20/th/ day of December, 1999, which enables MKE to purchase from Replay the ReplayTV 3000 Product manufactured by Replay's third party contract manufacturer and to market, sell and distribute such ReplayTV 3000 Product; and

     WHEREAS, MKE and Replay desire to enter into this Agreement on terms and conditions set forth below in order to establish the framework for development, manufacturing, marketing, importation, sales and distribution of the ReplayTV Products and intellectual property rights pertaining to said ReplayTV Products;

     NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.

     1.1  "Affiliate" means, with respect to a party hereto, any corporation,
           ---------
partnership, joint venture, subsidiary, division or other business arrangement which is directly or indirectly controlled by, controlling or under common control with such party. Control shall mean any direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock or participating profit interest of such corporation or other business entity.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

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     1.2  "Competitive Service" means any service that (a) permits viewing of
           -------------------
content on a television or monitor, (b) contains a dialup or other similar network connection for the delivery of an electronic programming guide and other content and/or software to any product enabling the enhancements or personalization of television viewing, and (c) generates or has as part of its business plan to generate at least [***] of its annual revenues from one or more of the following: advertisers, media partners, television networks or production companies, film studios or any similar content providers.

     1.3  "End User" means any third party which lawfully obtains a Replay TV
           --------
Product solely for its own personal or internal business purposes and not for further distribution or resale.

     1.4  "End User Restrictions" means the restrictions set forth in Exhibit A.
           ---------------------                                      ---------

     1.5  "Gold Master" means, for each MKE Product version, the master
           -----------
electronic copy of all software applications, content and related material installed or to be installed on the hard drive or memory device of all MKE Products shipped by or on behalf of MKE, MEI or any MEI Affiliate.

     1.6  "Intellectual Property" or "Intellectual Property Rights" means any
           ---------------------
and all patents, patent rights, trademarks, service marks, trade names, trade dresses, copyrights, works of authorship and trade secrets, and all registrations and applications of all of the foregoing, and any and all other intellectual property and industrial property rights.

     1.7  "MEI" means Matsushita Electric Industrial Co., Ltd.
           ---

     1.8  "Reference Specification" means those minimum hardware and software
           -----------------------
requirements established by Replay, in its sole discretion, for all ReplayTV Products, as may be modified from time to time by Replay pursuant to Section 4.4.

     1.9  "MKE Features" means features designed or developed by or on behalf of
           ------------
Replay for MKE and incorporated into any MKE Products (subject to the requirements of Section 4.4), and which features the parties agree in writing advance shall be subject to the exclusivity provisions of Section 6.3(b).

     1.10 "MKE Products" means ReplayTV Products other than Replay TV 3000
           ------------
Product, which are (a) jointly designed and developed by MKE and Replay or (b) designed or developed by MKE: in either case, (a) or (b), which will be manufactured by or for MKE hereunder, including, without limitation, the next generation digital terrestrial ReplayTV Products and those ReplayTV Products integrating the ReplayTV 3000 Product with certain MKE products.

     1.11 "PCEC" means Panasonic Consumer Electronics Company, a division of
           ----
Matsushita Electric Corporation of America.

     1.12 "Product Specification" means those hardware and software
           ---------------------
specifications established for each MKE Product by MKE. Each Product Specification shall incorporate, at a minimum, the Reference Specification, as such Reference Specification may be modified from time to time by Replay pursuant to Section 4.4.

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     1.13 "ReplayTV Products" means any products manufactured by, or on behalf
           -----------------
of, MKE or Replay that use or incorporate Replay Technology or Replay Intellectual Property, and which are compatible with and fully support the features of the RTVS and the applicable Product Specification (and are not compatible with any Competitive Service), as the RTVS may be modified and enhanced by Replay from time to time.

     1.14 "APIs" mean any application programming interfaces, and associated
           ----
documentation, developed by or for Replay in connection with any Replay software.

     1.15 "Replay Device Software" means Replay's proprietary and/or licensed
           ----------------------
(a) operating system, streaming technology (excluding that streaming technology necessary for the development of MPEG encoder/decoders or similar integrated circuits), file storage and retrieval system, and (b) application software providing functionality, content and/or used to interface with the Replay Server Software, including any APIs developed in connection with the foregoing, that is incorporated into or downloaded onto any ReplayTV Product, including any improvements or modifications thereto which Replay distributes generally to OEMs and End Users, over the RTVS or otherwise, during the Term. Replay Device Software does not include any Replay Server Software or Replay Driver Software.

     1.16 "Replay Driver Software" means Replay's proprietary hardware device
           ----------------------
driver software used to interface the Replay Device Software with the hardware components of any ReplayTV Products (including that streaming technology necessary for the development of MPEG encoder/decoders or similar integrated circuits), that is incorporated into or downloaded onto any ReplayTV Product, including any improvements or modifications thereto which Replay distributes generally to OEMs and End Users, over the RTVS or otherwise, during the Term. Replay Driver Software does not include any Replay Device Software and Replay Server Software.

     1.17 "Replay Intellectual Property" means any and all Intellectual Property
           ----------------------------
owned by Replay.

     1.18 "Replay Server Software" means Replay's proprietary server-based
           ----------------------
software and applications designed to provide the RTVS and communicate with ReplayTV Products.

     1.19 "RTVS" means Replay's proprietary service providing for the
           ----
personalized viewing of content over a television or monitor and contains a dialup or network connection for the delivery of software upgrades and/or content updates. RTVS includes, without limitation, the following functionality: (a) personalized programming (including time-shifting of programming, automatic and intelligent program recording, promotion of "off-hours" programming not otherwise immediately or easily viewed, future locally modified and enhanced television programming), (b) an interactive on-screen programming guide, (c) locally-inserted advertising, (d) e-commerce capabilities, (e) pay-per-view services, and (f) premium virtual channels.

     1.20 "Replay Technology" means all Technology owned by Replay, including
           -----------------
without limitation the Replay Server Software, Replay Device Software, and Replay Driver Software.

     1.21 "ReplayTV 3000 Product" means Replay's proprietary ReplayTV 3000
           ---------------------
product as it exists on the Effective Date.

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     1.22 "Technology" means computer software, algorithms, designs, ideas,
           ----------
know-how, processes, formulas, specifications, compositions, data, technical drawings, schematics, flowcharts, techniques, improvements and inventions (whether patentable or not), which are confidential or proprietary to a party.

     1.23 "Term" means the Initial Term and any renewals or extensions to the
           -----
Initial Term pursuant to Section 13.2.

     1.24 "Territory" means the United States, and will, automatically and
           ---------
without further action by the parties, expand to include territories and possessions of the United States and additional countries upon Replay's commercial introduction and launch of the RTVS in such territories and possessions of the United States or countries during the Term.

2.   PRODUCT DEVELOPMENT

     2.1  Phase One - ReplayTV 3000 Products.
          ----------------------------------

          (a) During Phase One, MKE shall, pursuant to the terms and conditions of the OEM Agreement, (i) purchase from Replay, on a private label basis, ReplayTV 3000 Products manufactured by Replay's third party contract manufacturer(s), and (ii) market, sell and distribute such private labeled ReplayTV 3000 Products in the Territory under the Panasonic(R) brand name. As of the Effective Date, the parties estimate that MKE's commercial launch of such ReplayTV 3000 Products under the Panasonic(R) brand name will be [***] 2000, provided that Replay delivers to MKE by such date ReplayTV 3000 Products that comply with the Matsushita Industrial Standards and all reasonable requirements of MKE and Replay, including, without limitation, the Reference Specification and requirements relating to quality and copyright protection.

          (b) MKE may, at its sole option, cost and expense, design or have designed (by a third party or by Replay) (a) a custom remote control, front bezel and printed materials for the ReplayTV 3000 Products, and (b) subject to Replay's prior approval, other customized specifications for such ReplayTV 3000 Products. Replay and MKE agree to cooperate with each other on the design of such customized specifications in order to meet and comply with the Matsushita Industrial Standards and the Reference Specification. Replay and MKE agree that subject to Replay's Intellectual Property Rights in the ReplayTV 3000 Products, the custom remote control, front bezel and printed materials designed by or for MKE, and all Intellectual Property Rights therein, shall be owned solely by MKE and, except as otherwise agreed in writing, all other customized specifications developed pursuant to this Section 2.1(b), and all Intellectual Property Rights therein, shall be owned solely by Replay. Notwithstanding anything else in this
Section 2.1(b), Replay shall be free to independently develop features or specifications for the ReplayTV 3000 Products, or any other ReplayTV Products, that are similar in design, appearance or functionality to such MKE customized specifications. In the event MKE designs or has designed such customized specifications, Replay agrees to use commercially reasonable efforts to cause its third party contract manufacturer(s) of ReplayTV 3000 Products, as promptly as reasonably practical in light of such customized specifications, to commence manufacture of ReplayTV 3000 Products for MKE in accordance with such customized specifications.

     2.2  Phase Two - MKE Products.
          -------------------------

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          (a) At such time that Phase One has progressed to the mutual satisfaction of MKE and Replay, the parties agree to jointly develop the first MKE Product. In such case, Replay will be primarily responsible for the further development of the RTVS and MKE will be primarily responsible for the further development of the hardware comprising MKE Products.

          (b) In addition to subsection (a) above, MKE may, at its sole discretion, and at its sole cost, design and develop MKE Products independent of Replay. In such case, MKE shall establish a Product Specification for each such MKE Product, and MKE shall at all times comply with the requirements of
Section 4.4 in connection with design, development and manufacture of such MKE Products. Replay shall maintain and support the features of RTVS to any and all such MKE Products that MKE manufactures, and markets, sells or distributes in the Territory.

3.   LICENSE GRANTS

     3.1  Software License
          ----------------

          3.1.1 Replay Driver Software

             (a) Subject to the terms and conditions of this Agreement, Replay grants a [***] license to MKE (with the right to sublicense to MEI or any MEI Affiliate), subject at all times to the requirements of Section 4.4: (i) to use, copy (and have copied), modify, improve and create derivative works of the Replay Driver Software (in both source code and object code form) solely in connection with the development of MKE Products, (ii) to incorporate (and have incorporated) the Replay Driver Software and any such modifications, improvements or derivative works solely into MKE Products in object code form;
(iii) to manufacture, have manufactured, market, distribute, import and sell the MKE Products incorporating the Replay Driver Software in the Territory by itself or through MEI or any MEI Affiliate; and (iv) to sublicense to End User the right to use the Replay Driver Software in the Territory, subject to Sections
3.1.3 and 3.1.4.

             (b) Replay shall promptly deliver to MKE all source code and object code for the Replay Driver Software, including any updates and upgrades thereof, and all related documentation, developed by Replay as of the Effective Date and during the Term. MKE hereby grants Replay a worldwide, nonexclusive, nontransferable and royalty-free license (including the right to sublicense to other OEMs as part of the Reference Specification, subject to Section 4.4(a)) to any modifications or improvements to the Replay Driver Software. MKE shall promptly deliver to Replay the reasonably documented (in English) source code to all such modifications or improvements at the time such modifications or improvements are provided to Replay for testing pursuant to Section 4.4.

          3.3.3 Replay Device Software

             (a) Subject to the terms and conditions of this Agreement, Replay grants a [***] license solely to MKE (with the right to sublicense to MEI or any MEI Affiliate), subject at all times to the requirements of Section 4.4, to: (i) use and copy (and have copied) the Replay Device Software (in object code form only) solely for the purpose of incorporating the Replay Device Software into MKE Products, (ii) incorporate (and have incorporated) the Replay Device Software into


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MKE Products in object code form, (iii) manufacture, have manufactured, market, distribute, import and sell MKE Products incorporating the Replay Device Software in the Territory by itself or through MEI or any MEI Affiliate, and
(iv) sublicense to End Users the rights to use the Replay Device Software in the Territory subject to Sections 3.1.3 and 3.1.4.

          (b) Subject to the terms and conditions of this Agreement, Replay grants a [***] license solely to MKE to use, copy, modify, improve and create derivative works of the Replay Device Software provided to MKE in source code form, solely in connection with MKE's internal, noncommercial, development of prototypes for MKE Products. The source code license provided in this Section 3.1.2(b) shall not include any third party software incorporated in any Replay Device Software or otherwise licensed to Replay. MKE shall take all reasonable steps necessary to prevent unauthorized disclosure of, or access to, all source code provided by Replay pursuant to this Agreement.

          (c) Replay shall promptly deliver to MKE source code for Replay Device Software, including any updates and upgrades thereof, and all related documentation, developed by Replay as of the Effective Date and for a period of [***] thereafter (or such longer period as Replay may require to complete development and documentation of planned APIs for such Replay Device Software). Additionally, MKE may request Replay to modify or improve the Replay Device Software, and subject to the parties' mutual written agreement upon specifications and requirements for such modifications or improvements, Replay shall provide such modifications or improvements to MKE subject at all times to this Section 3.1.2.

          3.1.3 Restrictions

          MKE agrees that it will not attempt to (i) reverse assemble, reverse engineer, decompile or otherwise attempt to derive source code (except as otherwise provided in Section 3.1.1 and 3.1.2) from the Replay Device Software or Replay Server Software, (ii) remove or unbundle the Replay Device Software from any ReplayTV Product, or (iii) facilitate or encourage any third party (including any End User) to do any of the foregoing. MKE further agrees that it will not (iv) provide any functionality or software applications on any ReplayTV Products that are directly competitive with any functionality or software provided (or planned in good faith to be provided during the subsequent [***] period, and such plans disclosed to MKE) by or through the RTVS or the Replay Device Software, or (v) interfere with, or provide any hardware, software, or other features that interferes with, the communication of the ReplayTV Products with RTVS.

          3.1.4 End User Licensing

          MKE shall include an end user license agreement mutually agreed upon by the parties in or with ReplayTV Products which contains, at a minimum, the End User Restrictions ("End User License Agreement"), and require End User's acknowledgement that any such ReplayTV Products distributed by MEI or any MEI Affiliate or OEMs be subject to such End User License Agreement. MKE acknowledges and agrees that, upon prior written notice to MKE, Replay may amend the End User Restrictions from time to time in order to address issues arising in particular geographic regions as the Territory is expanded, to address changes in the law relating to such restrictions, and to achieve other good faith business interests of Replay. Each End User sublicense shall be granted in an End User License


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Agreement which shall include, at minimum, the End User Restrictions, and which also expressly provides that (i) the End User's sublicense to use the Replay Device Software is solely for such End User's personal or internal business purposes; (ii) Replay may terminate such End User License Agreement upon written notice of failure by such End User to comply with the terms of such End User License Agreement, and (iii) Replay shall be a third party beneficiary of the End User License Agreement, and the provisions of such End User License Agreement shall be enforceable by Replay and/or MKE.

     3.2  Replay Intellectual Property (other than Software) License
          ----------------------------------------------------------

          Subject to the terms and conditions of this Agreement, and during the Term and thereafter, Replay grants to MKE and its Affiliates a [***] license under all of Replay Intellectual Property Rights relating to the ReplayTV 3000 Product (excluding any Replay software contained therein, which shall be licensed solely as set forth in Section 3.1) to (i) design, develop, use, manufacture and have manufactured worldwide MKE Products, and (ii) market, import, sell and distribute in the Territory MKE Products. MKE may sublicense such rights to MEI or any MEI Affiliate and may market, import, sell and distribute MKE Products through MEI or any MEI Affiliate.

     3.3  Sublicenses to MEI and MEI Affiliates
          -------------------------------------

          All permitted sublicenses granted by MKE to MEI and MEI Affiliates pursuant to this Section 3 and as otherwise provided in this Agreement are conditioned upon MEI's and such MEI Affiliates' express acknowledgement of, and agreement to abide by, the restrictions imposed on MKE pursuant to this Section 3 and Section 4.4.

4.   MANUFACTURING.

     4.1  General.
          -------

          (a) During Phase One, ReplayTV 3000 Products purchased by MKE from Replay shall be manufactured by Replay's third party contract manufacturer in accordance with the OEM Agreement.

          (b) MKE will reasonably assist Replay in obtaining low pricing for components used in the manufacture of ReplayTV 3000 Products. Provided that such assistance shall not require MKE's participation in any negotiations with third parties.

          (c) Replay agrees to indemnify and hold harmless MKE, MEI and MEI Affiliates and their respective contract manufacturers from any and all liabilities, damages, settlements, costs and expenses (including reasonable attorney's fees) that may arise as a result of any claim of trade secret misappropriation by any of Replay's third party contract manufacturers of ReplayTV 3000 Products in connection with the design, development, manufacture, marketing, importation, sale or distribution of MKE Products as permitted under this Agreement.

     4.2  Manufacture by MKE.
          ------------------

          (a) General. Subject to the terms and conditions of this Agreement,
              -------
MKE shall have the [***] license to manufacture and have


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manufactured the MKE Products (i) under the Panasonic(R) brand name, (ii) if requested by Replay, under the Replay brand name, and (iii) under any private label brand name.

          (b) Under Replay Brand. If Replay orders any MKE Products from MKE and
              ------------------
MKE accepts such order (provided that MKE shall not unreasonably reject Replay's order), MKE will manufacture such MKE Products for Replay at prices that are competitive to those offered to PCEC or any other third party (other than another MKE Affiliate) under substantially similar terms and conditions, including, without limitation, volume of purchase, specifications, types of distribution channels used and payment terms. Such orders for MKE Products by Replay shall be subject to the economic terms of Section 10 below.

          (c) Under Private Label.
              -------------------

                 (i) Subject to the terms and conditions of this Agreement, including the license grants in Section 3 above, MKE shall have, solely during the Initial Term, [***] right and license to sell, within the Territory, private label MKE Products manufactured by or for MKE to and on behalf of OEMs, including, without limitation, distributors, mass merchants, consumer electronics companies, computer companies or any other types of companies or businesses. Nothing in this Section 4.2(c) shall limit or restrict Replay's rights to sell, manufacture or have manufactured products under private label for any third party or OEM.

                 (ii) MKE is solely responsible for negotiating the terms of the agreement with any such OEM, including, without limitation, product pricing, revenue sharing and the procurement process; provided, however, that any such
                                             --------  -------
agreement shall contain provisions that shall protect and preserve Replay's Intellectual Property Rights to at least the same levels as protected by this Agreement (including without limitation Sections 3.1.3 and 3.1.4 hereof), and the provisions of Section 7.2 and Replay shall be a third party beneficiary to any such agreement in connection with the foregoing.

                 (iii) MKE shall comply with Replay's requirements as set forth in Section 9.3 below regarding MKE's use of the Replay logo, and shall impose such limitations on any OEM hereunder.

                 (iv) Replay agrees to extend the Subsidy payable to MKE as set forth in Section 10 below to include all private label MKE Products manufactured by or for MKE and sold by OEMs pursuant to this Section 4.2(c); provided,
                                                                --------
however, that (a) any such Subsidy shall be paid solely to MKE and not directly
-------
to any OEMs, and (b) MKE will not, without Replay's prior written approval, enter into any private label agreement with any third party that has an existing OEM or similar agreement with Replay. Replay will not, without MKE's prior written approval, enter into any OEM or similar agreement with any third party that has an existing private label agreement with MKE.

                 (v) If any third party that has previously entered into an OEM or similar agreement with Replay requests that MKE perform contract manufacturing of ReplayTV Products on its behalf, both Replay and MKE agree to negotiate with such OEM to establish the necessary terms and conditions of such agreement among the parties. MKE will not, without Replay's prior written approval, enter into any contract manufacturing arrangement with such third party.


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                 (vi)  Product modifications to MKE Products that are requested by such OEMs and that relate to the RTVS, Replay Driver Software or Replay Device Software shall be forwarded to Replay by MKE.

     4.3  Most Favored Agreement.
          ----------------------

          In the event that Replay enters into an agreement during the term of this Agreement with any third party in which, taken together, the (a) [***] and
(b) [***], are more favorable than the comparable [***] offered to MKE under this Agreement for substantially similar products sold during similar time periods under substantially similar terms and conditions, including, without limitation, volume of purchase, specifications and functionality, types of distribution channels used and payment terms, considered in the aggregate ("More Favorable Agreement"), Replay will notify MKE of the above terms of such More Favorable Agreement in writing no later than [***] after such More Favorable Agreement is granted to such third party. If MKE notifies Replay in writing within [***] thereafter, the parties agree to amend this Agreement [***] provisions, taken together, with the corresponding provisions in the More Favorable Agreement. The above amendment to the Agreement shall become effective as of the effective date of the More Favorable Agreement. MKE shall be entitled to have a third party auditor reasonable acceptable to Replay, upon reasonable prior notice and not more than twice per calendar year, to review Replay's agreements with third party OEMs for the purpose of verifying compliance with this Section 4.3.

     4.4  Specifications; Gold Master; Testing.
          ------------------------------------

          (a) Specifications.  All MKE Products shall comply fully with the
              --------------
Reference Specification and applicable Product Specification. Replay may, from time to time and upon [***] days' written notice to MKE, revise the Reference Specification for MKE Products. If such revisions relate to software, within [***] days after such revised Reference Specification is provided to MKE (or such other time period as may be mutually agreed by the parties), all MKE Products manufactured by or on behalf of MKE shall conform to such revised Reference Specification. If such revisions relate to hardware, within [***] days after such revised Reference Specification is provided to MKE (or such other time period as may be mutually agreed by the parties), all MKE Products manufactured by or on behalf of MKE shall conform to such revised Reference Specification. If the Reference Specification embodies any MKE Intellectual Property Rights, Replay and MKE shall negotiate in good faith to determine a reasonable one-time license fee to be charged to other OEMs manufacturing products conforming thereto. In the event the Reference Specification embodies any other OEM or third party Intellectual Property Rights, MKE shall pay a reasonable one-time license fee to manufacture MKE Products conforming thereto.

          (b) Gold Master.  All MKE Products shall contain a hard disk or memory
              -----------
device installed with the contents of the then-current version of the Gold Master supplied to MKE by Replay. Replay shall determine the pre-configured hard drive content of such Gold Master, including, without limitation, initial Replay channels, zones and promotions. In addition, Replay shall determine and may periodically change (subject to the reasonable


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approval of MKE) the amount of hard disk drive space to be reserved for future
RTVS programming ("Reserved Capacity") and provide such information to MKE promptly in writing. MKE shall not promote such Reserved Capacity as hard disk drive space available to End Users of MKE Products. Replay may, from time to time modify the Gold Master and provide a new version thereof to MKE. Within [***] days after receipt of such Gold Master, MKE shall ensure that all MKE Products manufactured thereafter have hard disks or memory devices loaded with the new Gold Master Version. MKE shall not modify, add or remove any software, content or other material to or from any Gold Master.

          (c) Testing and Quality Assurance.  MKE shall notify Replay in writing
              -----------------------------
at least [***] days in advance of providing Replay with any new MKE Product that MKE desires be tested for commercial release, and [***] days or such lesser agreed upon time period for any modifications or improvements to any existing MKE Product to be so tested. MKE shall provide Replay an agreed upon number of units of such MKE Product necessary for Replay's testing and quality assurance, including full compliance and operation with the Replay Device Software, Replay Server Software and the RTVS. Replay shall conduct such testing within [***] days after receipt of such units, and shall notify MKE in writing of the results of such tests. In the event that any unit fails such Replay testing and quality assurance, the parties will meet to coordinate a review and analysis of the problems discovered by Replay. MKE shall not ship any new MKE Product until Replay determines that such product meets such testing and quality assurance.

          (d) Proposed Software Modifications.  MKE may propose modifications or
              -------------------------------
improvement to the Gold Master, the Replay Driver Software and the Replay Device Software. After suitable testing and quality assurance, Replay may incorporate such modifications or improvements into the Gold Master, the Replay Driver Software or Replay Device Software, as appropriate, provided that such testing and incorporation of any modification or improvement (other than to the Replay Device Software, changes to which shall be at Replay's sole discretion) shall not be unreasonably withheld by Replay. MKE shall not ship any MKE Product with such modifications or improvements except as permitted pursuant to this Section 4.4.

          (e) Restrictions.  MKE, acknowledges and agrees that Replay is the
              ------------
sole entity entitled to transmit or have downloaded (over any network or other dialup connection) any software, content or other material, or any improvement or modification thereto, to the Gold Master or any hard disk or memory device contained in any MKE Product. MKE shall not, directly or through any third party, MEI or MEI Affiliate, transmit or have downloaded any such software, content or other material, or any improvement or modification thereto, without Replay's express prior written permission. This does not affect any other rights of MKE, MEI and MEI Affiliate to install any software, content or other materials into MKE Products using Gold Master as permitted pursuant to this Agreement.

     4.5  API Development.
          ---------------

          Replay will use its best efforts to develop and document mutually agreed upon Replay Device Software APIs reasonably necessary for the development of MKE Products that combine Replay Technology with other features and functionality developed or provided by MKE. In the event that MKE experiences significant difficulty in utilizing such APIs in connection with the development of such products, Replay will, at MKE's request, consider in good faith providing source code updates and modifications for the applicable portions of


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the Replay Device Software on a case-by-case basis.  Any provision by Replay of such Replay Device Software source code updates and modifications shall be subject to the provisions of Section 3 hereof.

5.   CUSTOMER SERVICE.

MKE and Replay shall work together in good faith to develop and establish mutually acceptable customer service and support standards and processes for the ReplayTV Products. The parties shall agree upon further details regarding this
Section 5; provided, however, that MKE will at all times be responsible for
           --------  -------
providing all first level support to End Users of MKE and OEMs regarding MKE Products and ReplayTV 3000 Products and Replay will be responsible solely for providing second level support to MKE. First level support will be provided by MKE, and if MKE finds that such support relates to the RTVS and should be provided by Replay, MKE will promptly notify Replay of such support request from End User. In such event, Replay shall be responsible for providing all first level support to such End Users. "First level support" means telephone support, online support and/or any required End User site visits. "Second level support" means software bug fixes and any support requested by MKE technical personnel providing such first level support.

6.   ADDITIONAL OBLIGATIONS OF REPLAY.

     6.1  RTVS Programming.  Replay shall maintain and support, and continue
          ----------------
development and expand the availability of, the RTVS for use in connection with ReplayTV Products.

     6.2 Replay agrees that, at MKE's request, it shall reasonably negotiate with MKE in good faith with respect to granting MKE a license to Replay Technology (including, without limitation, Replay Device Software and Replay Driver Software) and Replay Intellectual Property Rights for use in geographic regions where the RTVS is not available.

     6.3  Favorable Terms for MKE.  Replay agrees to provide certain favorable
          -----------------------
terms to MKE, including, without limitation, the following:

          (a) Replay agrees to provide MKE with a road map of the RTVS, products, software and other related information in the earliest possible timeframe.

          (b) Replay agrees that MKE shall have exclusivity of any and all MKE Features for a minimum period of [***] after the commercial launch of the first commercially released MKE Product; and

          (c) Replay agrees to reasonably provide support to MKE for original or exclusive features designed or developed by or for MKE and incorporated into any ReplayTV Products; provided, however, that (i) nothing in this Section 6.3(c)
                   --------  -------
shall obligate Replay to devote engineering efforts to such support except to the extent Replay agrees in writing in advance; and (ii) to the extent such features require additional hardware, additional bandwidth, or third party licenses or software, MKE shall reimburse Replay for reasonable expenses incurred in connection with developing and/or procuring the same, provided that Replay first obtains MKE's prior written approval of such expenses. The period of Replay's obligation to support such features shall be negotiated by the parties in good faith and mutually agreed upon on a case-by-case basis.


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7.   ADDITIONAL RESTRICTIONS.

     7.1 Except as expressly provided in Section 7.2 below, nothing in this Agreement or otherwise shall be deemed or construed to prohibit or restrict MKE, MEI or any MEI Affiliates from designing, developing, using, manufacturing, having manufactured, marketing, importing, selling or distributing any products that are or may be competitive with any ReplayTV Products; provided, however,
                                                           --------  -------
that (a) such products do not incorporate any Replay Technology or Replay Intellectual Property, and that no access to, or use of, any Replay Confidential Information relating to such Replay Technology or Replay Intellectual Property is made in connection with the design or development of such products, and (b) no person who has or has had access to any Replay software source code (excluding Replay Driver Software source code) is involved in the design or development of such products during the Term of this Agreement and for a period of [***] thereafter.

     7.2 During the Term of this Agreement, MKE shall not enter into any agreement with any third party to design, develop, market or distribute any products that support, or are compatible with, (i) a Competitive Service, or
(ii) [***]. The determination of whether a service is a Competitive Service shall be made as of the effective date of any agreement between MKE or MKE Affiliate and such service provider. Notwithstanding the foregoing, nothing in this Section 7.2 shall preclude MKE from providing components or contract manufacturing for products that support or are compatible with the [***]; provided, however, that no MKE employee who has or has had access to Replay
--------  -------
Technology (including Replay software source code), or is or has been involved in the design or development of ReplayTV Products will be involved in the provision of components or contract manufacturing for products that support or are compatible the [***] or a Competitive Service.

     7.3 Nothing in this Agreement or otherwise shall be deemed or construed to prohibit or restrict MKE, MEI or MEI Affiliates from designing, developing, making, using, manufacturing, having manufactured, marketing, importing, selling or distributing any components that were designed, developed, derived, used or manufactured in the course of the development of any ReplayTV Products, except to the extent that (a) any such components embody any Replay Technology or Replay Intellectual Property, or (b) any person who has or has had access to any Replay software source code (excluding Replay Driver Software source code) is involved in the design or development of such components.

8.   OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS.  As between the parties:

     8.1 Except as provided in Section 8.5 below, any and all inventions independently discovered, conceived, or reduced to practice by a party in the course of development of any ReplayTV Products and any and all Intellectual Property Rights in and to such inventions shall be owned solely by the party who independently discovered, conceived, or reduced to practice such invention.

     8.2 Except as provided in Section 8.5 below, any and all inventions jointly discovered, conceived, or reduced to practice by both parties in the course of development of any ReplayTV Products and any and all Intellectual Property Rights in and to such inventions shall be owned jointly by both parties; provided, however, that each party contributed
         --------  -------


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engineering resources to such joint inventions. Each party shall have the right to use or non-exclusively license such jointly owned inventions and any Intellectual Property Rights thereto without a duty to report or account to the other party.

     8.3 Except as provided in Section 8.5 below, any and all copyrightable works (including, without limitation, all computer software) independently created by a party in the course of development of any ReplayTV Products and any and all Intellectual Property Rights in and to such copyrightable works shall be owned solely by the party who independently created such copyrightable work.

     8.4 Except as provided in Section 8.5 below, any and all copyrightable works jointly created by both parties in the course of development of any ReplayTV Products and any and all Intellectual Property Rights in and to such copyrightable works shall be owned jointly by both parties. Each party shall have the right to use or non-exclusively license such jointly-owned copyrightable works and any Intellectual Property Rights thereto without a duty to report or account to the other party.

     8.5 Notwithstanding anything else in this Section 8 or otherwise in this Agreement, all Intellectual Property Rights in and to the RTVS, Replay Server Software and Replay Device Software, and any modifications or improvements thereto, whether made by Replay or MKE or jointly by Replay and MKE, shall be owned solely by Replay.

     8.6 Subject to Replay's ownership of Replay Technology and Replay Intellectual Property Rights, including without limitation its ownership rights pursuant to Section 8.5, and notwithstanding anything else in this Agreement, all MKE Products and all Intellectual Property Rights in and to MKE Products shall be owned solely by MKE.

     8.7 Replay acknowledges and agrees that MKE may assign to MEI its ownership interest in any inventions jointly owned by MKE and Replay hereunder and the right to apply for, prosecute and maintain any patents therefor. Replay agrees to reasonably cooperate with MEI and to provide MEI with necessary assistance, at MEI's sole expense, in connection with the preparation and prosecution of such patent applications. MKE agrees to reasonably cooperate with Replay and to provide Replay with necessary assistance, at Replay's sole expense, in connection with the preparation and prosecution of any Replay patent applications.

     8.8 MKE shall own any and all intellectual property rights in all modifications or improvements made by MKE to the Replay Driver Software. If such MKE Intellectual Property Rights are incorporated into the Reference Specification, then MKE hereby grants Replay a license with sublicense rights in accordance with Section 4.4(a). For the avoidance of doubt, the foregoing ownership rights are expressly limited to those modifications or improvements to the Replay Driver Software made by MKE, and expressly excludes any ownership of the Replay Driver Software. In no event shall MKE use or incorporate any Replay Driver Software modified by MKE in products other than ReplayTV Products. Nothing in this Section 8.8 shall preclude Replay or any Replay OEM from independently developing modifications or improvements to the Replay Driver Software that are substantially similar to those developed by MKE.

9.   MARKETING.

     9.1  Sales; Brand.  Subject to the license grants in Section 3, MKE shall
          ------------
have the right to market, import, sell and distribute ReplayTV Products itself or through MEI or any MEI Affiliates to customers (including, without limitation, OEMs, resellers and end users) using its normal channels of distribution. Subject to Sections 9.2 and 9.3 below, such ReplayTV Products shall be marketed, sold and distributed under the Panasonic(R) brand name.

     9.2  OEM Sales.  Subject to the license grants in Section 3, MKE, MEI and
          ---------
MEI Affiliates shall have the right to market, import, sell and distribute within the Territory to OEMs any private labeled MKE Products manufactured by or for MKE.

     9.3  Replay Logo and Trademark License.  For all ReplayTV Products
          ---------------------------------
marketed, imported, sold or distributed by MKE, MEI or MEI Affiliates, MKE shall affix or cause to be affixed the Replay logo (in such format as Replay provides to MKE) on such ReplayTV Products and on related user interface, packaging and advertising materials in accordance with MEI's and Replay's rules and standards and in a manner mutually acceptable to both parties. Replay hereby grants to MKE a [***] license to use (with a right to sublicense to third parties, including, without limitation, MEI, MEI Affiliates and third party contract manufacturers ("Sublicensees")), the Replay logo and related Replay trademarks (collectively, "Marks") in connection with the ReplayTV Products, including, without limitation, packaging and user interface and any other materials in connection with the manufacture, marketing, importation, sale and distribution of ReplayTV Products. MKE agrees, and shall cause its Sublicensees to agree, that (a) all advertisements, promotional materials, packaging and user interface and any other materials bearing the Marks shall identify Replay as the owner of the Marks, (b) all use of the Marks by MKE or its Sublicensees shall inure to the benefit of Replay, and (c) all use of the Marks by MKE or its Sublicensees are subject to Replay's reasonable quality control requirements (which requirements Replay shall promptly provide to MKE). MKE shall, and shall cause its Sublicensees to, upon Replay's reasonable prior written request, provide Replay with samples of use of the Marks by MKE or its Sublicensees in connection with ReplayTV Products for the sole purpose of allowing Replay to verify quality control compliance in accordance with Replay's quality control requirements that Replay has provided to MKE as set forth above.

     9.4  Promotion and Advertising.
          -------------------------

          (a) MKE and Replay shall reasonably cooperate in good faith to jointly market and promote the RTVS and MKE Products. The parties understand and agree that MKE shall be primarily responsible for promoting MKE Products, and Replay shall be primarily responsible for promoting RTVS, and each party shall respect the role and responsibility of the other party.

          (b) MKE, through MEI Affiliates, will commit a minimum of [***] to promote and advertise the ReplayTV Products sold or to be sold under the Panasonic(R) brand before the first shipment or during the first [***] following the first shipment of a ReplayTV Product to MKE under the OEM Agreement.

          (c) MKE and Replay shall discuss in good faith and mutually agree upon further details regarding this Section 9.4.


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10.  ECONOMIC TERMS.

     10.1 Subsidy.  MKE shall be entitled to a mutually agreed upon product
          -------
subsidy ("Subsidy") paid by Replay in connection with those MKE Products that are shipped by or on MKE's behalf during the Term of this Agreement. The intent of both parties when negotiating the Subsidy during the Initial Term is that [***]. Such intention is subject to MKE's obligation to manufacture and operate efficiently, and MKE's Affiliates' efficient and effective distribution, marketing and sales of such MKE Products.

     10.2 Subsidy Negotiation.  Replay and MKE shall meet [***] to
          -------------------
negotiate in good faith a mutually agreed upon Subsidy to be paid to MKE for each MKE Product model sold during a subsequent [***] period, up to an agreed upon [***], and a [***]. The parties will meet approximately [***] in advance of the beginning of such period for such negotiations. The parties shall determine the amount of the Subsidy by considering, at a minimum, for such MKE Product model: (a) [***], (b) [***], and (c) [***]. In the event that [***], the parties agree to have further discussions regarding the Subsidy.

     10.3 Payment Terms.  All payments for MKE Products made by Replay to MKE
          -------------
during the Initial Term shall be made by irrevocable Letter of Credit ("LC") at [***] prior to the shipment date (payment terms FOB Japan) of each Purchase Order issued hereunder. After the Initial Term, Replay shall make reasonably commercial efforts to reduce the payment terms from [***]. Payment for MKE Products to be purchased by MKE or an Affiliate and paid to Replay shall be due the [***] following the [***] that Replay's invoice has issued and delivered to MKE or an Affiliate. All payments hereunder shall be made in U.S. dollars.

     10.4 Revenue Share.  MKE shall be entitled to a mutually agreed upon
          -------------
[***] received by Replay solely in connection with those MKE Products that are shipped by or on MKE's behalf after the Initial Term [***]. The amount, duration and other terms of such [***] and an appropriate Subsidy shall be mutually agreed upon by the parties. MKE agrees to waive any [***] in connection with any MKE Products shipped during the Initial Term.

11. BOOKS AND RECORDS; AUDITS. Each party shall keep complete and accurate books and records relating to the manufacture, distribution and sale of ReplayTV Products and the calculation of the applicable Subsidy and/or [***] for MKE Products for the duration of Term plus one (1) year ("Audit Period"). During the Audit Period, a party ("Auditing Party") shall have the right, upon prior written notice and no more than once a year, to inspect the books and records of the other party ("Audited Party") relating solely to the manufacture, distribution and sale of ReplayTV Products and the applicable Subsidy


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                                      -15-
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and/or [***] under Section 10 during the Audited Party's normal business hours, using an independent certified public accountant retained by the Auditing Party and reasonably acceptable to the Audited Party, for the purpose of verifying any reports, information or payments provided or due hereunder and verifying compliance with the material terms and conditions of this Agreement. Such independent certified public accountant shall be bound to hold all information in confidence except as necessary to communicate to the Auditing Party the Audited Party's underpayment of payments, inaccurate reports or information and/or noncompliance with any material terms or conditions of this Agreement. The fees and expenses of such inspection/audit shall be paid by the Auditing Party; however, if an underpayment of more than five percent (5%) of the total payments due to the Auditing Party hereunder for any calendar year is discovered, then such fees and expenses shall be paid by the Audited Party, and the Audited Party shall promptly pay to the Auditing Party all such delinquent payment amounts with interest thereon at the prime rate reported by the Bank of America, San Francisco, California, plus one percent (1%), computed from the date such payments were due until the date the Audited Party actually pays the Auditing Party such payments.

12.  CONFIDENTIALITY.

     12.1 Each party agrees that confidential information it obtains from the other party under this Agreement, including, without limitation, Technology, trade secrets, patent applications, and business, technical and financial information ("Confidential Information") is Confidential Information of the disclosing party ("Discloser"). Without limiting the foregoing, the parties agree that (a) information obtained by Replay via the RTVS that is specific MKE or PCEC's sales or business activity (excluding any information specific to purchasers of ReplayTV Products) is MKE Confidential Information, and (b) all Replay software (source code and object code) and information relating to RTVS net revenues is Replay Confidential Information. The receiving party ("Recipient") agrees to (i) keep the Discloser's Confidential Information confidential, (ii) use the Discloser's Confidential Information only for the purposes of fulfilling its obligations under this Agreement, (iii) use at least the same degree of care in keeping the Discloser's Confidential Information confidential as its uses for its own confidential information of a similar nature, and (iv) limit access to the Discloser's Confidential Information to its officers, directors, agents, professional advisors, contractors, subcontractors and employees and to the officers, directors, agents, professional advisors, contractors, subcontractors and employees of its Affiliates who have a need to know for the purposes of this Agreement.

     12.2 Confidential Information in tangible form is now and shall at all times be conspicuously labeled by the Discloser as "Confidential" or similar designation. If the Confidential Information is disclosed orally, it must be specifically designated by the Discloser as Confidential Information at the time of disclosure and confirmed in writing by the Discloser to be Confidential Information. Such written confirmation shall be provided to the Recipient within twenty (20) business days following such oral disclosure.

     12.3 The obligations under this Section 12 shall not extend to any information that the Recipient can document:

          (a) was in the public domain at the time it was disclosed or becomes part of the public domain after disclosure through no fault of the Recipient or its employees or agents;


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                                      -16-
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          (b)  was known to the Recipient at the time of its disclosure or becomes known to it without breach of this Agreement, as evidenced by contemporaneous written records;

          (c) is independently developed by the Recipient, as evidenced by contemporaneous written records;

          (d) is disclosed by the Discloser to a third party without restriction on such third party's rights to disclose or use the same;

          (e) is approved for release upon the Discloser's prior written consent;

          (f) is disclosed by Recipient pursuant to judicial order, a requirement of a governmental agency or by operation of law, provided that the Recipient gives the Discloser prompt written notice of any such requirement.

     12.4 This Section 12 shall survive termination or expiration of the Agreement for a period of [***].

13.  TERM AND TERMINATION.

     13.1 Term.  This Agreement shall commence as of the Effective Date and
          ----
shall continue in effect for a period of [***] ("Initial Term"), unless terminated earlier pursuant to this Agreement.

     13.2 Renewal.  Following the Initial Term, this Agreement may, at MKE's
          -------
sole option, be renewed for one additional [***], provided that MKE gives at least [***] written notice prior to the expiration of the Initial Term. Thereafter, in the event either party wishes to renew this Agreement, such party will provide the other party with [***] written notice prior to the expiration of the Initial Term or then current renewal term, and the parties agree to negotiate in good faith for a period of up to [***] in an attempt to renew this Agreement on terms mutually acceptable to both parties, which renewal, if any, shall be set forth in writing and signed by both parties. The foregoing renewal option and procedure shall apply to any and all additional renewal terms.

     13.3 Termination.
          -----------

          (a) This Agreement may be terminated in its entirety by either party immediately upon the occurrence of any the following events:

               (i) if the other ceases to do business, or otherwise terminates its business operations;

               (ii) if the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in a manner contemplated by this Agreement, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within [***] or if reinstatement is not possible within [***],diligent efforts are not being made to effect such reinstatement;


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               (iii) if the other materially breaches any material provision of this Agreement and fails to cure such breach within [***] after receiving written notice from the non-breaching party describing such breach; or

               (iv) if the other shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within [***]).

          (b) This Agreement may be terminated by MKE in its absolute and sole discretion without cause for any reason upon at least [***] days' prior written notice to Replay. In the event of such termination by MKE, and notwithstanding any other provision in this Agreement, (a) all license rights granted to MKE hereunder shall terminate immediately (including all object code and source code software licenses), (b) MKE shall cease any and all use of Replay Technology and Replay Intellectual Property, including without limitation any development, manufacture or sale of any products or components containing or embodying Replay Technology or Replay Intellectual Property (excluding, for a period of [***] after such termination, the manufacture and distribution of those components necessary for the provision of spare parts for MKE Products to purchasers of such products prior to termination of this Agreement), and (c) for a period of [***] from the date of such termination, MKE shall not enter into any discussions or agreements relating to the development or manufacture of any products that support or are compatible with any Competitive Service or [***] (except as expressly permitted under Section 7.2). The determination of whether a service is a Competitive Service shall be made as of the effective date of any agreement between MKE or MKE Affiliate and such service provider.

     13.4 No Liability for Termination.  Neither party shall incur any liability
          ----------------------------
whatsoever for any damages, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement pursuant to Section 13.3 above, whether or not such party is aware of any such damages, loss or expenses.

     13.5 Effect of Termination.   Upon expiration or any termination of this
          ---------------------
Agreement, all licenses granted by Replay hereunder shall immediately terminate (excluding any End User Licenses), and MKE shall promptly return to Replay all copies of any software source code, together with any modifications, improvements and documentation relating thereto. Replay shall continue supporting the RTVS and all End Users of ReplayTV Products as provided in this Agreement. The following provisions shall survive the expiration or any termination of this Agreement: Sections 1, 4.4(a), 4.4(b), 4.4(e), 5, 6.1, 7, 8, 10, 11, 12, 13.3 (b), 13.4, 13.5, 13.6, 13.7, 14.4, 15, 16, 19 and 20. Remedies
for all breaches hereunder will also survive. Each party will promptly return all Confidential Information of the other party (and all copies and abstracts thereof) that it is not entitled to retain under the surviving terms of this Agreement.

     13.6 Termination Not Sole Remedy.  Termination is not the sole remedy under
          ---------------------------
this Agreement and, whether or not termination is effected, all other remedies will remain available.

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     13.7 OEM Agreement Option.  Unless this Agreement is terminated by Replay
          --------------------
pursuant to Section 13.3(a), or by MKE pursuant to Section 13.3(b), MKE shall have the right, for a period of [***] to enter into an OEM Agreement with Replay for the manufacture and distribution of MKE Products, on terms and conditions comparable to those terms and conditions generally offered by Replay to its other OEMs at the time.

14.  REPRESENTATIONS AND WARRANTIES.

     14.1 Replay Warranties.  Replay represents and warrants that as of the
          -----------------
Effective Date (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein, (b) it has not previously granted and will not grant any rights in conflict with this Agreement, and (c) to the best of Replay's knowledge, no third party has asserted any claim or demand that the Replay Intellectual Property or Replay Technology infringes any third party Intellectual Property Rights or other proprietary rights.

     14.2 MKE Warranties.  MKE represents and warrants that as of the Effective
          --------------
Date (a) it has the full right and authority to enter into this Agreement and grant the rights granted herein, and (b) it has not previously granted and will not grant any rights in conflict with this Agreement.

     14.3 Other Warranties.  Each party represents and warrants that it will
          ----------------
comply with all applicable laws, regulations and rules in connection with its obligations and performance under this Agreement.

     14.4 Disclaimer of Warranties.  EXCEPT AS EXPRESSLY PROVIDED ABOVE IN
          ------------------------
SECTIONS 14.1, 14.2 14.3 AND 15, REPLAY AND MKE EACH EXPRESSLY DISCLAIM ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT AND ALL ACTIVITIES HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR NONINFRINGEMENT.

15.  INDEMNIFICATION.

     15.1 By Replay.  Replay shall indemnify, defend and hold harmless MKE, and
          ---------
its Affiliates, officers, directors, employees and agents ("MKE Indemnified Parties"), from and against all loss, harm and liability, including, without limitation, all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys' fees) incurred by any MKE Indemnified Party arising out of or resulting from: (a) any claim for property damage, personal injury or death caused by any action or omission by Replay in performing its obligations under this Agreement; or (b) any claim that any of Replay Technology or Replay Intellectual Property Rights including, without limitation, the RTVS, the Replay Server Software, Replay Driver Software, the Replay Device Software or any ReplayTV Products (except to the extent such claim is based on a ReplayTV Product (or a portion or component thereof) developed, modified or improved by or for MKE (other than by Replay)) infringes any third party Intellectual Property Rights; provided that MKE shall provide Replay with prompt written notice of any claim for which it seeks indemnification under this Section 15, Replay shall have sole control of the defense and any settlement of any such claim, and MKE shall reasonably cooperate and provide reasonable assistance in connection with the defense or settlement of any such claim.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     15.2 By MKE.  MKE shall indemnify, defend and hold harmless Replay, and its
          ------
Affiliates, officers, directors, employees and agents ("Replay Indemnified Parties"), from and against all loss, harm and liability, including, without limitation, all costs, damages, settlements, claims, suits and expenses (including reasonable attorneys' fees) incurred by any Replay Indemnified Party and arising out of or resulting from: (a) any claim for property damage, personal injury or death caused by any action or omission by MKE in performing its obligations under this Agreement; or (b) any claim that the MKE Products infringe any third party Intellectual Property Rights, except where such claim arises solely as a result of the Replay Technology or Replay Intellectual Property Rights; provided that Replay shall provide MKE with prompt written notice of any claim for which it seeks indemnification under this Section 15, MKE shall have sole control of the defense and any settlement of any such claim, and Replay shall reasonably cooperate and provide reasonable assistance in connection with the defense or settlement of any such claim.

     15.3 Options.  In the event of any allegation of infringement of any third
          -------
party Intellectual Property Right which is subject to indemnification under this
Section 15, the indemnifying party shall have the right, in its sole discretion, to (a) obtain a license from the third party; (b) defend against such allegation through final judgment and all timely filed appeals; and/or (c) redesign the allegedly infringing products in order to avoid infringement, in which case the indemnified party shall use diligent commercial efforts to immediately cease use and distribution of all such allegedly infringing products and commence use of the redesigned product, provided that such redesigned product provides substantially similar functionality and is of substantially similar quality as the allegedly infringing product, but in no event of less quality than the former product. In the event Replay does not take action under (a),(b) or (c) above in a reasonable time, MKE shall, at its sole discretion, have a right to terminate this Agreement.

     15.4 Limitations.  Notwithstanding the foregoing, neither party shall have
          -----------
any indemnification obligations pursuant to this Section 15 with respect to any claim arising from (a) the combination, operation or use of the such party's Technology or Intellectual Property Rights with other products, software or materials not furnished by such party where such party's Technology or Intellectual Property Rights would not themselves be infringing; or (b) the modification or improvement of such party's Technology or Intellectual Property Rights by the other party or any third party.

16. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR
(I) ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (II) LOST PROFITS, LOST BUSINESS OR LOST DATA, EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. EXCEPT FOR EACH PARTY'S OBLIGATIONS UNDER SECTION 15 (INDEMNIFICATION), ANY BREACH OF SECTION 12 (CONFIDENTIALITY), OR BREACH OF ANY LICENSES GRANTED PURSUANT TO SECTION 3, EACH PARTY'S LIABILITY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE),

STRICT LIABILITY OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, TEN MILLION U.S. DOLLARS ($10,000,000).

17. ASSIGNMENT. Except as otherwise provided in this Agreement, neither party may transfer or assign this Agreement nor the rights and obligations hereunder (by operation of law or otherwise) without the prior written consent of the other party; Notwithstanding the foregoing, no consent shall be required for any assignment in connection with any merger, acquisition, sale or transfer of all, or substantially all of a party's stock, assets or business to which this Agreement relates; provided, however, that in the event of any acquisition of
                   --------  -------
Replay by an entity that derives at least fifty percent (50%) of its gross revenues from home electronics products, MKE shall have the right to terminate this Agreement upon [***] prior written notice if MKE and such entity cannot resolve any problems or issues relating to the continuation of this Agreement within three (3) months after the date of such assignment. The terms and conditions of this Agreement shall bind and inure to each party's successors and permitted assigns.

18. PUBLICITY AND PRESS RELEASES. Except to the extent necessary under applicable laws or regulations or for ordinary marketing purposes, the parties agree that no press releases or other publicity relating to the substance of the matters contained herein will be made without approval by both parties. A press release announcing this Agreement will be jointly drafted and released by the parties.

19.  SOURCE CODE ESCROW.

          19.1 Escrow.  Within [***] after the Effective Date, Replay
               ------
shall deposit with Data Securities International, Inc. ("Escrow Agent") the
                                                         ------------
source code to the Replay Device Software and Replay Driver Software ("Escrow
                                                                       ------
Materials") pursuant to the terms of an escrow agreement to be entered into
---------
among MKE, Replay, and the Escrow Agent. At the end of each calendar quarter thereafter, Replay shall deposit any updates or improvements to the Escrow Materials completed during such calendar quarter. Replay shall be responsible for establishing and maintaining the escrow account.

          19.2 Release of Escrow Materials.  In the event that (i) Replay files
               ---------------------------
for or becomes a party to any involuntary bankruptcy or receivership, and such involuntary proceeding is not dismissed within [***] after filing; or (ii) Replay commences liquidation proceedings or generally ceases doing business, a "Release Event" shall be deemed to have occurred.
 -------------

          19.3 Release Procedure.  Upon the occurrence and continuation of a
               -----------------
Release Event, MKE will notify the Escrow Agent. The Escrow Materials will be released for use by MKE, subject to the terms and conditions hereof, only after notice of such Release Event from the Escrow Agent to Replay and Replay's failure to declare in writing to the Escrow Agent within [***] that no Release Event has occurred. If Replay makes such written declaration, then the issue of whether a Release Event has occurred and is continuing shall be submitted to arbitration in Santa Clara County, California, under the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties. Each party shall bear the costs of its own attorneys' fees in connection with such arbitration.

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          19.4 License.  Subject to the terms and conditions of this Agreement,
               -------
Replay hereby grants MKE a [***] right and license to use the Escrow Materials pursuant to Section 3 hereof, which right and license MKE may exercise at any time after the occurrence and during the continuation of a Release Event. Upon the cessation of any Release Event, all licenses granted pursuant to this
Section 19.4 shall terminate, unless and until triggered again pursuant to this
Section 19, and MKE shall promptly return all copies of the Escrow Materials, or any portion thereof, to Replay.

20.  MISCELLANEOUS.

          20.1 Export Control.  The parties shall comply with the U.S. Foreign
               --------------
Corrupt Practices Act and all applicable export laws, restrictions, and regulations of any U.S. or foreign agency or authority. The parties will not export or re-export, or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement (or any direct product thereof) in violation of any such law, restriction or regulation, including, without limitation, export or re-export to Cuba, Iran, Iraq, Libya, North Korea or any other country subject to U.S. trade embargoes, or to any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specially Designated Nationals, or to any prohibited destination in any of the Country Groups specified in the then current Supplement No. 1 to part 740 or the Commerce Control List specified in the then current Supplement to part 738 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

          20.2 Amendment and Waiver.  Except as otherwise expressly provided
               --------------------
herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments of any provision of this Agreement shall be effective only if made by non-preprinted agreements signed by both parties and demonstrably understood by its term to be an amendment or waiver. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

          20.3 Governing Law and Legal Actions.  This Agreement shall be
               -------------------------------
governed by and construed under the laws of the State of California and the United States without regard to conflicts of law provisions thereof and without regard to the United Nations convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having jurisdiction in Santa Clara County, California. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

          20.4 Headings.  Headings and captions are for convenience only and are
               --------
not to be used in the interpretation of this Agreement.

          20.5 Notices.  Any notice or other communication required to permitted
               -------
to be made or given to either party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person or by overnight commercial courier

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

service with tracking capabilities with costs prepaid, or three (3) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision:

          If to MKE:

          8-1 Furujin-machi, Takamatsu, Kagawa
          760-0025 Japan
          Matsushita-Kotobuki Electronics Industries, Ltd.
          Attention: President
          Telephone: 087-851-7228
          Facsimile: 087-851-1047


          If to Replay:

          1945 Charleston Road
          Mountain View, California 94303
          Replay Networks, Inc.
          Attention: Chief Executive Officer
          Telephone: 650-210-1000
          Facsimile: 650-964-4847

          20.6 Severability.  If any provision of this Agreement is held to be
               ------------
illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

          20.7 Relationship of Parties.  The parties hereto expressly understand
               -----------------------
and agree that the other is an independent contractor in the performance of each and every party of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. The parties are not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

          20.8 Force Majeure.  No liability or loss of rights hereunder shall
               -------------
result to either party from delay or failure in performance caused by an event of force majeure (that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, governmental action, compliance with laws or regulations, strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment) for so long as such event of force majeure continues in effect.

          20.9 Remedies.  Except as otherwise expressly stated in this
               --------
Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies that may be available in law or in equity.

          20.10  Basis of Bargain.  Each party recognizes and agrees that the
                 ----------------
warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflect in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this
Agreement.   In addition, each party acknowledges and agrees that it has not relied upon any proposals, oral or written, negotiations, conversations, promises or discussions between or among the parties relating to the subject matter of this Agreement or any past dealing or industry custom not expressly set forth in this Agreement (or the exhibits hereto), the OEM Agreement, the Stock Purchase Agreement or the Investor's Rights Agreement.

          20.11  Entire Agreement.  The parties agree that this Agreement,
                 ----------------
together with any exhibits hereto, and the OEM Agreement constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, promises or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.



MATSUSHITA-KOTOBUKI ELECTRONICS    REPLAY NETWORKS, INC.
INDUSTRIES, LTD.

By: /s/ Sachihiko Hamaguchi        By: /s/ Kim LeMasters
   ---------------------------        -----------------------------
Name:   Sachihiko Hamaguchi        Name:   Kim LeMasters
      ------------------------            -------------------------
Title:  President                  Title:  Chief Executive Officer
       -----------------------            -------------------------

                                   EXHIBIT A
                                   ---------


                    End User License Restrictions

     All ReplayTV Products sold by or for MKE, including any private label MKE Products manufactured by or for MKE on behalf of third parties pursuant to
Section 4.2 shall include an End User Software License Agreement containing provisions at least as restrictive as the following provisions:

     (1) the End User is granted a [***] license to use the Replay Driver Software and Replay Device Software solely for its personal or internal business purposes and solely in the geographic locations where the RTVS is supported, subject at all times to the terms and conditions of the End User License Agreement;

     (2) Replay, MKE and their respective licensors retain all of their respective Intellectual Property Rights in the Replay Driver Software and Replay Device Software (including any Replay Driver Software or Replay Device Software incorporated into any ReplayTV Product), and no title to such intellectual property is transferred to the End User;

     (3) the End User agrees to accept periodic software and content updates that may be offered from time to time in connection with the RTVS;

     (4) the End User agrees to provide name and contact information during the initial product configuration process and for each subsequent software update.

     (5) the End User agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Replay Driver Software and Replay Device Software, or to remove or unbundle the Replay Driver Software or Replay Device Software from any ReplayTV Product;

     (6) the End User agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other agency or authority of the United States or other applicable countries, and not to transfer, or authorize the transfer, of the ReplayTV Products to a prohibited country or otherwise in violation of any such restrictions or regulations;

     (7) Neither Replay nor MKE shall be liable to the End User for any indirect, consequential, incidental or special damages arising out of the use or license of the ReplayTV Products, regardless of the theory of liability (including contract, tort (including negligence) or strict liability).

[***] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.